UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Datura Street, Suite 1100 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-4181

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2008, Quepasa Corporation (the “Company”) entered into a Termination Agreement (the “Transaction”) with Mexicans & Americans Thinking Together Foundation, Inc. (“MATTF”) terminating their Corporate Sponsorship and Management Services Agreement (the “Services Agreement”). In consideration for the Transaction, the Company issued MATTF 25,000 shares of Series A Preferred Stock with a liquidation preference of $2,500,000 (the “Preferred Stock”).

Prior to entering into the Transaction, the Company’s shareholders’ equity as of March 31, 2008 (and continuing) had fallen below the minimum of $2,500,000 required for continued listing on The Nasdaq Capital Market (the “Listing Requirements”). The effect of the Transaction was to eliminate future sponsorship obligations for which the Company had recorded $7,556,052 of liabilities as of June 30, 2008 and increase shareholders’ equity by approximately $7,556,052. This results in the Company meeting the shareholders’ equity Listing Requirement of $2,500,000 as of June 30, 2008.

The Company also provided MATTF with piggyback registration rights, as well as demand Form S-3 registration rights after one year, for the shares of common stock acquired by MATTF upon conversion of the Preferred Stock. Alonso Ancira, a member of the Company’s Board of Directors, is the Chairman of the Board of MATTF.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 27, 2008, the Company filed a Certificate of Designation pursuant to Section 78.195 of the Nevada Revised Statutes describing the voting powers, preferences and relative rights of the holders of the Preferred Stock. The Certificate of Designation is attached to this Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is furnishing a pro forma Balance Sheet for the quarter ended March 31, 2008, as if the Transaction closed on March 31, 2008, reflecting the Preferred Stock as equity and thus eliminating the liabilities under the Services Agreement. The Company’s independent accountants have confirmed that the treatment of the Transaction as reflected in the pro forma financial statements is appropriate and when included on the Balance Sheet for the period ending June 30, 2008, the treatment will comply with Generally Accepted Accounting Principles. The Company believes that the Nasdaq Staff will concur with this accounting treatment of the Transaction.

QUEPASA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,			Post Deal
	2008	Equity		Balance
	(Unaudited)	Adjustment		Sheet
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,074,037	$		$9,074,037
Accounts receivable — trade	11,066			11,066
Other current assets	127,446			127,446

Total current assets	9,212,549			9,212,549

Property and equipment — net	944,979			944,979
Jet rights — net	0			0
Note Receivable	300,000			300,000
Other assets	132,907			132,907

Total assets	$10,590,435	$		$10,590,435

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$794,096	$		$794,096
Accrued liabilities	232,850			232,850
Unearned grant income	59,902			59,902
Current portion of Long-term debt	1,950,303		(1,950,303)	—

Total current liabilities	3,037,151			1,086,848

Long-term debt	5,417,759		(5,417,759)	—
Notes Payable, net of unamortized discounts	4,624,744			$4,624,744

Total liabilities	13,079,654			5,711,592

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; authorized - 5,000,000 shares	—		25	25
Common stock, $.001 par value; authorized - 50,000,000 shares	12,643			12,643
Additional paid-in capital	142,243,746		2,499,975	144,743,721
Accumulated deficit	(144,753,146)		4,868,062	(139,885,084)
Accumulated other comprehensive income	7,538			7,538
Total stockholders’ equity (deficit)	(2,489,219)			4,878,843

Total liabilities and stockholders’ equity (deficit)	$10,590,435	$		$10,590,435

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this Report:

Exhibit 3.1.	Certificate of Designation.

Exhibit 10.1.	Termination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUEPASA CORPORATION

Date: June 30, 2008	By: /s/ Michael D. Matte

Name: Michael D. Matte
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1.	Certificate of Designation.

Exhibit 10.1.	Termination Agreement.